Exhibit 10.19

FIRST AMENDMENT TO

THE ALLIANCE DATA SYSTEMS 401(k) AND RETIREMENT SAVINGS PLAN

(amended and restated as of January 1, 2004)

ADS Alliance Data Systems, Inc. hereby adopts this Amendment No. 1 to the Alliance Data Systems 401(k) and Retirement Savings Plan, amended and restated as of January 1, 2004 (the “Plan”), effective as of May 14, 2005.

1.	Appendix A of the Plan shall be amended by adding the following new language at the end thereof:

Employing Company	Years of Eligibility	Years of Vesting

Atrana Solutions, Inc. (“Atrana”)	Date of hire by Atrana, but only if employed by the Company as of May 14, 2005.	Date of hire by Atrana, but only if employed by the Company as of May 14, 2005.

IN WITNESS WHEREOF, this amendment has been executed on this 2nd date of June, 2005, but effective as provided above.

ADS ALLIANCE DATA SYSTEMS, INC.

By:	/s/ Dwayne H. Tucker